Exhibit 99.1
                                                    Press Release dated 11-30-07

News Release
For Immediate Release

    First Litchfield Financial Corporation Declares Stock and Cash Dividends

Litchfield, Connecticut, November 30, 2007--First Litchfield Financial Corporation, (trading symbol FLFL.OB) (the "Company"), the holding company for The First National Bank of Litchfield (the "Bank"), declared a 5% stock dividend at its November 29, 2007 Board of Directors' meeting. The stock dividend is payable December 31, 2007 to shareholders of record on December 14, 2007. This will mark the 30th consecutive year the Company has issued a 5% stock dividend.

In addition to the stock dividend, the Board of Directors declared a quarterly cash dividend of $0.15 per share payable on January 25, 2008 to shareholders of record on January 7, 2008.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield has served the communities of northwestern Connecticut since 1814. It has nine full-service banking offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and Torrington. The Bank maintains a full-service Trust department that offers asset management, custody and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc. The Bank's subsidiary, First Litchfield Leasing Corporation, provides middle market equipment leasing/financing, to the commercial markets of Connecticut and Massachusetts. The Company's website address is www.fnbl.com.


Contact:  Carroll A. Pereira
          (860) 567-2672

                                       ###